UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2018

EMERGENT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

On July 10, 2018, Emergent Capital, Inc. (the “Company”), SB Holdings, Inc. (“Holdings”) and Sherman, Clay & Co. (“Sherman, Clay” and, with the Company and Holdings, the “Parties”) entered into a letter agreement (the “Letter”) terminating the Stock Purchase Agreement (the “Agreement”), dated as of January 22, 2018, by and among the Parties, pursuant to which the Company had agreed to purchase all of the issued and outstanding capital stock of Sherman, Clay from Holdings. The termination was effected by mutual written consent of the Parties pursuant to Section 7.01 of the Agreement, without any liability, obligation or penalty incurred by any Party.

A copy of the Letter is attached hereto as Exhibit 10.1. The foregoing description of the Letter is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                               EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated July 10, 2018 by and among Emergent Capital, Inc., SB Holdings, Inc. and Sherman, Clay & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT CAPITAL, INC.

Dated: July 16, 2018	By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer

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